Exhibit 99.1

For Immediate Release

Alexandria Real Estate Equities, Inc. Announces
Pricing of Public Offering of

$1,000,000,000 of Series A Fixed-to-Fixed Reset Rate

Junior Subordinated Notes due 2057

PASADENA, Calif. — August 12, 2026 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) today announced that it has priced a public offering of $1,000,000,000 aggregate principal amount of 7.250% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057 (the “notes”). J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, BBVA Securities Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc., BNP Paribas Securities Corp. and PNC Capital Markets LLC are acting as joint book-running managers in connection with the public offering, and Fifth Third Securities, Inc., M&T Securities, Inc., Santander US Capital Markets LLC, Capital One Securities, Inc., Huntington Securities, Inc., Regions Securities LLC and Samuel A. Ramirez & Company, Inc. are acting as co-managers in connection with the public offering.

The notes were priced at 100.000% of the principal amount. The notes will initially bear interest at 7.250% per year through, but excluding, February 15, 2032, and thereafter at a rate equal to the five-year U.S. Treasury Rate plus 2.889%, reset every five years, subject to a floor of 7.250%. The notes will be junior subordinated unsecured obligations of the Company and fully and unconditionally guaranteed on a subordinated unsecured basis by Alexandria Real Estate Equities, L.P., an indirectly 100% owned subsidiary of the Company. The closing of the sale of the notes is expected to occur on or about August 21, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the notes for general corporate purposes, which may include working capital, the reduction of the outstanding balance, if any, on the Company’s unsecured senior line of credit, the reduction of the outstanding indebtedness, if any, under the Company’s commercial paper program, the repayment of other debt and the selective development, redevelopment or acquisition of properties. Pending such use, the Company may invest the net proceeds in high-quality short-term securities and/or use such proceeds temporarily for general working capital and other general corporate purposes.

The notes are being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, including the notes, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-212-834-4533 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; BofA Securities, Inc., by telephone at 1-800-294-1322; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-800-831-9146 or by email at prospectus@citi.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, at 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, by fax at (212) 902-9316 or by email at prospectus-ny@ny.email.gs.com; or RBC Capital Markets, LLC, by toll-free telephone at (866) 375-6829.

About Alexandria Real Estate Equities, Inc.

Alexandria, an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science and advanced technology innovation cluster locations, including Greater Boston, San Diego, the San Francisco Bay Area, Seattle, Maryland, Research Triangle, and New York City.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of the notes, the expected closing of the offering and its intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

Contact: Joel Marcus, Executive Chairman & Founder, (626) 578-0777, jmarcus@are.com

# # #